United States
                       Securities and Exchange Commission
                              Washington, DC 20549






                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2003
                                                 -------------

Lakeland Industries, Inc.
-------------------------
(Exact name of registrant as specified in its charter)

Delaware                              0-15535                     13-3115216
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(State or other jurisdiction         (Commission             (IRS Employer of
  incorporation)                     File Number)            Identification No.)

711-2 Koehler Avenue, Ronkonkoma, NY  11779-7410
------------------------------------------------
 (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (631) 981-9700
                                                   --------------

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         (Former name or former address, if changed since last report.)




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Table of Contents
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Item 5. Other Events and Regulation FD Disclosure


     On June 24, 2003, Lakeland Industries, Inc. ("Lakeland") issued a press release regarding Lakeland's 10% Stock Dividend, the election of Michael Cirenza to its Board of Directors, and the re-election of Messrs. Hallman and Collins. The full text of Lakeland's press release is attached hereto as Exhibit 99.1.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               LAKELAND INDUSTRIES, INC.


Date: June 24, 2003                            By:      /s/ Christopher J. Ryan
                                                        ------------------------
                                                        Christopher J. Ryan
                                                        Executive Vice President





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Table of Contents
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                                  EXHIBIT INDEX

Exhibit
Number                             Description
=======   ======================================================================
 99.1 Text of press release issued by Lakeland Industries, Inc., dated June 24, 2003, titled "Lakeland Industries Pays a 10% Stock Dividend in Stock."









                                                                            99.1
                                               For Further Information Contact:
For Immediate Release
---------------------
                                               Raymond J. Smith
                                               President
                                               711-2 Koehler Avenue
                                               Ronkonkoma, NY  11779
                                               631-981-9700



                            LAKELAND INDUSTRIES, INC.


                         LAKELAND INDUSTRIES PAYS A 10%
                             STOCK DIVIDEND IN STOCK

On April 28, 2003, Lakeland Industries, Inc. announced that it would split its common stock on a One-For-Ten basis in the form of a stock dividend. The measure is expected to further broaden Lakeland's shareholder base by making the stock more affordable for individual investors who prefer purchasing stock in round lots and this dividend will further increase the number of shares issued and outstanding, which management believes will aid in increased liquidity and trading volume. The Record Date for this previously announced stock dividend will be July 31, 2003. The payable date for dividend will be August 31, 2003. Therefore, the Ex-Dividend date should be set by NASDAQ on July 29, 2003; on a 1 for 10 dividend in stock under its less than 25% of the security value rules; here 10%. Any fractional shares will be half adjusted.

To illustrate, if the closing price of Lakeland's stock is $10 per share on August 31,2003, the opening price on September 1, 2003 will be approximately $9.00. While the split will increase the number of shares owned by 10%, the price per share will be reduced by approximately 10%, immediately after the split. Of course, market factors will influence the price before and after the split.

Additionally, Michael E. Cirenza was elected as a Director to Lakeland's Board at its annual meeting held June 18, 2003 to a term expiring in June 2005. Mr. Cirenza was an Audit Partner with the international accounting firm of Grant Thornton LLP from August 1993 to January 2000 and an Audit Manager with Grant Thornton LLP from May 1989 to August 2000. Mr. Cirenza was employed by the international accounting firm of Price Waterhouse from July 1980 to May 1989. Mr. Cirenza is a Certified Public Accountant in the State of New York and a member of the American Institute of Certified Public Accountants and the New York Society of Certified public Accountants. Mr. Cirenza is currently the Executive Vice President and CFO of Corsac Industries, Inc. Messrs. Eric O. Hallman and John J. Collins, Jr. incumbent directors were also re-elected for terms to expire in June 2006. He will join Lakeland's audit committee, now comprised of four independent directors. Lakeland's total Board membership is comprised of six directors.




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The Company's sales continued strongly upward for the recent month of May, despite a May 12,03 price increase on the majority of its product lines.



                                 TRANSFER AGENT
                                 --------------

          For questions pertaining to the stock split, dividends, etc.,
                    Please contact Investors Relations at the
                         Registrar and Transfer Company
                      10 Commerce Drive, Cranford, NJ 07016
                                 1-800-368-5949